Exhibit 21.1

Legal Name	Jurisdiction
Chubb Properties Pty Ltd	Australia
Chubb Australia Pty Ltd	Australia
Chubb Fire & Security Pty Ltd	Australia
Chubb Osterreich GmbH	Austria
Security Monitoring Centre BV/SRL	Belgium
SMC Monitoring Corporation	Canada
Chubb Fire & Security Canada Corporation	Canada
Beijing Chubb Fire Security Systems Co., Limited	China
Shanghai Chubb Intelligent Building System Co., Ltd.	China
Shanghai Chubb Zhuhai Branch	China
Api Group France Holdco SAS	France
Delta Security Solutions SA	France
Cemis Systemes De Securite Incendie (FKA A.I.TEC)	France
Chubb Delta Telesurveillance (FKA Delta Telesurveillance TSL SAS)	France
Chubb EMEA (Fka UTC Fire Safety EMEA)	France
Chubb France	France
Chubb Deutschland GmbH	Germany
Access Control Systems Limited	Hong Kong
Chubb China Holdings Limited	Hong Kong
Chubb Hong Kong Limited	Hong Kong
Chubb Systems Pvt. Ltd. (Fka Carrier Race Technologies Private Limited)	India
API International Capability Centre Private Limited	India
MSC Fire Products Limited	Ireland
Chubb Ireland Limited	Ireland
Chubb Macau Limited	Macau
SNC Sicli & CIE (Protecsud Monaco)	Monaco
Security Monitoring Centre B.V.	Netherlands
Chubb Fire & Security B.V.	Netherlands
Chubb International (Netherlands) BV	Netherlands
Chubb Nederland B.V.	Netherlands
Chubb New Zealand (Fka Chubb New Zealand Limited)	New Zealand
Chubb Singapore Pte. Ltd.	Singapore
Chubb Iberia	Spain
Chubb Sicli SA (Fka Sicli Material-Incendie S.A.)	Switzerland
Chubb France - SZ Branch	Switzerland
Chubb Hong Kong Limited - TW Branch	Taiwan
Chubb (Thailand) Ltd	Thailand
Api Group Uk Holdco Limited	UK
Chubb Security (Pensions) Limited	UK
Mentor Business Systems Limited	UK
Security Monitoring Centres Limited	UK
Chubb Fire & Security Limited	UK

Legal Name	Jurisdiction
Chubb Fire Limited	UK
Chubb Group (International) Limited	UK
Chubb Group Ltd.	UK
Chubb Group Properties Limited	UK
Chubb Group Security Limited	UK
Chubb International Holdings Limited	UK
Chubb Limited	UK
Api Group Dutch Holdco B.V.	Netherlands
Sk Firesafety Group B.V.	Netherlands
Saval B.V.	Netherlands
RHDJ B.V.	Netherlands
Blusgroep B.V.	Netherlands
Simplus Brandblusapparaten B.V.	Netherlands
De Vries Brandbeveiliging B.V.	Netherlands
Hugen Brandbeveiliging En Adviesbureau B.V.	Netherlands
Foamxpert B.V.	Netherlands
Sk Noord B.V.	Netherlands
Fire Safety First B.V.	Netherlands
Brandbeveiliging Alkmaar B.V.	Netherlands
Aed-Partner International B.V.	Netherlands
Vivon Nederland B.V.	Netherlands
Vita Nova Supra BVBA	Belgium
Chubb Somati Systems NV	Belgium
Saval NV	Belgium
Noha AB (FKA Firesafety AB)	Sweden
Noha Sweden Ab (FKA Brand & Industriskdd I Osby AB)	Sweden
Knowsley SK Holding Ltd.	UK
Knowsley SK Ltd.	UK
Noha Norway AS	Norway
APi Canada Holdings ULC	Canada
Vipond, Inc.	Canada
Atlantic Alarms & Sound	Canada
Canam Fire Protection Inc.	Canada
NSG Safety Canada Corporation	Canada
APi Construction Canada – Specialty Services ULC	Canada
Vipond Fire Protection Ltd	UK
Three S Inc. De Mexico	Mexico
SJ Enterprises (Queensland) Security Pty	Australia
Chubb Integrated Security Systems LLC	United Arab Emirates
APi Group Finco Limited	Ireland
APi Group Finco Switzerland GmbH	Switzerland
APi Group Treasury Limited	Ireland

Legal Name	Jurisdiction
Churchill Casualty Ltd	Cayman Islands
3S Incorporated	Indiana
A. P. I. Inc.	Minnesota
A.P.I. Garage Door, Inc.	Minnesota
American Fire Protection Group, Inc.	Minnesota
Texas Sprinkler Holdings, Inc. (fka APi Acquisition IV, Inc.)	Minnesota
MP Nexlevel Holdings, Inc. (fka APi Acquisition V, Inc.)	Minnesota
APi Acquisition, Inc.	Minnesota
APi Group Corporation	Delaware
APi Group DE, Inc.	Delaware
APi Group, Inc.	Minnesota
APi Indiana, Inc.	Minnesota
APi International, LLC	Minnesota
APi Group Foundation	Minnesota
APi Group Finance, Inc.	Minnesota
APi National Service Group, Inc.	Minnesota
APi Real Estate, LLC	Minnesota
APi Aviation, LLC	Minnesota
Classic Industrial Services, Inc.	Delaware
Creamer Jingoli LLC	New Jersey
Creamer Ruberton A Joint Venture LP	New Jersey
Creamer Sanzari Joint Venture	New Jersey
Davis-Ulmer Sprinkler Company, Inc.	New York
Endeavor Fire Protection Holdings, LLC	Delaware
Valley Fire Protection Services, LLC	Illinois
Allegiant Fire Protection, LLC	Illinois
Oracle Elevator Holdco, Inc.	Delaware
APi Elevator, LLC (fka APi Elevator Holdco, LLC)	Delaware
Start Elevator, LLC	New York
APi HVAC Services, Inc.	Wisconsin
Merit Contracting, LLC	Delaware
ICS, Inc.	North Dakota
International Fire Protection, Inc.	Alabama
J. Fletcher Creamer & Son, Inc.	New Jersey
JFC-NER LLC	New Jersey
Jomax Construction Company, Inc.	Kansas
K & M Fire Protection Services, Inc.	Connecticut
K&M Fire N.Y.C., LLC	New York
LeJeune Steel Company	Minnesota
Mid-Ohio Pipeline Company Inc.	Ohio
MMC Holdings, LLC	Minnesota
MP Nexlevel of California, Inc.	Minnesota

Legal Name	Jurisdiction
MP Nexlevel, LLC	Minnesota
MP Technologies, LLC	Minnesota
Nexlevel Inc.	Minnesota
Nexus Alarm & Suppression, Inc.	Wyoming
APi Duluth Construction Company, Inc.	Minnesota
PSL Supply, LLC	New York
Sprinkler Acquisition LLC	Minnesota
Sprocket Insurance Company	Vermont
T. Texas Sprinkler, L.P.	Texas
Technologies Inc.	Minnesota
Tenet Corp	Minnesota
TEXASSPRINKLER, LLC	Arkansas
The Jamar Company	Minnesota
TL Nexlevel Companies, LLC	Minnesota
TLR Consulting, Inc.	Minnesota
United Piping, Inc.	Minnesota
Minnesota North Pipeline Services JV, LLC	Minnesota
United States Alliance Fire Protection, Inc.	Delaware
Viking Automatic Sprinkler Company	Minnesota
W&M Sprinkler Company, Inc.	New York
W&M Sprinkler-NYC, LLC	New York
APi Group Life Safety USA LLC	Minnesota
Wright Service Center, LLC	Minnesota
Architekton Partners LLC	Georgia
SRI Fire Sprinkler, LLC	New York
Palmetto Automatic Sprinkler Co, LLC	Delaware
W&M Sprinkler-NYC, LLC	New York
APi Group Life Safety USA LLC	Minnesota
Wright Service Center, LLC	Minnesota
Architekton Partners LLC	Delaware
SRI Fire Sprinkler, LLC	New York
Palmetto Automatic Sprinkler Co, LLC	Delaware

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